Exhibit 99.1

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP TO ACQUIRE TAUBMAN CENTERS, INC.

Taubman Shareholders to Receive $52.50 Per Share in Cash

Transaction Expected to be Immediately Accretive to Simon’s Funds From Operations

Indianapolis, IN and Bloomfield Hills, MI – February 10, 2020 – Simon Property Group, Inc. (NYSE: SPG) (“Simon”) and Taubman Centers, Inc. (NYSE: TCO) (“Taubman”) today announced that they have entered into a definitive agreement under which Simon will acquire an 80% ownership interest in The Taubman Realty Group Limited Partnership (“TRG”). Simon, through its operating partnership, Simon Property Group, L.P., will acquire all of Taubman common stock for $52.50 per share in cash and the Taubman family will sell approximately one-third of its ownership interest at the transaction price and remain a 20% partner in TRG.

TRG is engaged in the ownership, management and/or leasing of 26 super-regional shopping centers in the U.S. and Asia. TRG’s ownership includes 24 high-quality retail assets (including 21 in the United States and 3 in Asia), consisting of approximately 25 million feet of gross leasable area, and will continue to be managed by its existing executive team, under the leadership of Taubman Chairman, President and Chief Executive Officer Robert S. Taubman, in partnership with Simon. The parties have agreed to work together to implement best practices to achieve operational efficiencies and will eliminate Taubman’s public company costs immediately following closing.

The transaction has been unanimously recommended by a Special Committee of independent directors of Taubman and approved unanimously by the Boards of Directors of both companies. Simon expects to fund the total required cash consideration of approximately $3.6 billion with existing liquidity.

Simon Chairman of the Board, Chief Executive Officer and President David Simon stated, “We are very pleased to announce this transaction, which will be immediately accretive to Simon’s FFO. By joining together, we will enhance the ability of TRG to invest in innovative retail environments that create exciting shopping and entertainment experiences for consumers, immersive opportunities for retailers, and substantial new job prospects for local communities. I look forward to partnering with Bobby and the TRG executive team in this exciting new joint venture.”

Myron E. Ullman, Lead Director of the Taubman Board of Directors and Chairman of the Special Committee of the Taubman Board of Directors, added, “The Taubman Board of Directors has always been focused on maximizing shareholder value. With this transaction, we will deliver a significant, immediate cash premium to shareholders. The Special Committee of the Board unanimously believes that this transaction with Simon is a great outcome for all of our stakeholders.”

Robert S. Taubman, Chairman, President and Chief Executive Officer of Taubman, added, “Since Taubman Centers’ founding 70 years ago, we have built a portfolio of high-quality assets and continuously adapted to the evolving retail landscape. I am proud of all that this company’s talented employees have achieved and am thrilled to have the opportunity to join together with Simon through this joint venture. Over the last few years, David and I have developed an excellent personal relationship and importantly, Simon shares our commitment to serving retailers, shoppers and the communities in which we operate. The Board and I are confident that Simon is the ideal partner to help us build on our progress.”

Strategic and Financial Rationale

•	Simon to acquire an 80% interest in TRG, which owns a highly productive mall portfolio. The purchase price represents an underwritten capitalization rate of approximately 6.2%.

•	Delivers certain and meaningful value to Taubman shareholders. The transaction price of $52.50 per share in cash represents a 51% premium to TCO’s closing price on February 7, 2020 and a 19% premium to total enterprise value, which includes debt and preferred equity.

•	Immediate accretion for Simon shareholders. The transaction is expected to be at least 3% accretive to Simon’s Funds From Operations (FFO) per share on an annualized basis, beginning immediately upon consummation of the transaction.

•	Develop innovative retail environments. The transaction will enhance TRG’s ability to invest in innovative retail environments for retailers and consumers, deliver exciting shopping and entertainment experiences to consumers, and create new job prospects for local communities.

Transaction Details

Required approvals for the transaction include: (i) two-thirds of the outstanding Taubman voting stock and (ii) a majority of the outstanding Taubman voting stock not held by the Taubman family. The Taubman family, which represents approximately 29% of outstanding Taubman voting stock, has agreed to vote in favor of the transaction. The transaction is also subject to customary closing conditions and is expected to close in mid-2020.

Taubman will be releasing its fourth quarter and full year 2019 earnings this morning in a separate press release.

Advisors

BofA Securities is serving as financial advisor to Simon and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Latham & Watkins LLP are serving as legal advisors. Goldman Sachs & Co. LLC is serving as financial advisor to Taubman and Wachtell, Lipton, Rosen & Katz and Honigman LLP are serving as legal advisors. The Special Committee of the Board of Directors of Taubman has retained Lazard as its independent financial advisor and Kirkland & Ellis LLP as its independent legal counsel.

Transaction Conference Call and Webcast Information

Simon and Taubman will conduct a live conference call and webcast today, February 10, 2020 at 8:30 a.m. Eastern Time. The live webcast will be available at investors.simon.com. Within the United States, the call may be accessed by dialing 1-888-528-4228. Callers outside the U.S. can dial 1-704-935-3408. The conference ID for the call is “9456226.”

An audio replay will be available from approximately 11:30 a.m. Eastern Time on February 10, 2020 until 11:00 a.m. Eastern Time on February 17, 2020. The replay can be accessed within the U.S. by dialing 1-855-859-2056. Callers outside the U.S. can access the replay at 1-404-537-3406. The replay passcode is “9456226.” The call will also be archived on investors.simon.com for approximately 90 days.

About Simon

Simon is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

About Taubman

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

Forward Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Taubman’s shareholders; the risk that a condition to closing of the transaction may not be satisfied; Simon’s and Taubman’s ability to consummate the transaction; the possibility that the anticipated benefits from the transaction will not be fully realized (including Simon’s underwritten capitalization rate and its expectations regarding FFO per share accretion); the ability of Taubman to retain key personnel and maintain relationships with business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Simon and Taubman operate, as detailed from time to time in each of Simon’s and Taubman’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of Simon’s and Taubman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Simon and Taubman caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Simon and Taubman or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither Simon nor Taubman undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Taubman and Simon. In connection with the proposed transaction, Taubman intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Taubman will mail the definitive proxy statement and a proxy card to each shareholder of Taubman entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Taubman may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF TAUBMAN ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TAUBMAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TAUBMAN AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by TAUBMAN with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Taubman’s website (www.taubman.com).

Participants in the Solicitation

Taubman and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Taubman in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement described above filed with the SEC. Additional information regarding Taubman’s directors and executive officers is also included in the Taubman’s proxy statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019. These documents are available free of charge as described above.

Simon Investors

Tom Ward

Simon Property Group

317-685-7330

Simon Media

Reevemark

Hugh Burns/Paul Caminiti

212-433-4600

SPGinquiries@reevemark.com

Taubman Media

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469

or

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank/Dan Katcher

212-355-4449

Taubman Investors

Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390

ewright@Taubman.com